UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT
(DATE OF EARLIEST EVENT REPORTED): May 11, 2006

Commission File Number	Registrant; State of Incorporation; Address; and Telephone Number	IRS Employer Identification Number

1-13739	UNISOURCE ENERGY CORPORATION	86-0786732
(An Arizona Corporation) One South Church Avenue, Suite 100 Tucson, AZ 85701 (520) 571-4000

1-5924	TUCSON ELECTRIC POWER COMPANY	86-0062700
(An Arizona Corporation) One South Church Avenue, Suite 100 Tucson, AZ 85701 (520) 571-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 - Other Events.

On May 24, Tucson Electric Power Company’s (TEP) brought back into service its 380 megawatt Springerville Generating Station Unit 2 (Unit 2) following a 13 day unplanned outage starting on May 11. The outage resulted from damages to turbine blades following a full load trip. The turbine has been repaired. Additionally, to mitigate the possibility of a similar occurrence in the future, the blades that rotate were machined to increase clearance in the turbine assembly. TEP believes the cause of this outage is unrelated to the outage that occurred to this unit in August 2005.

The company estimates the outage cost at approximately $4 million, pretax. The cost includes the replacement power to meet TEP’s retail load during the Unit 2 outage, additional operation and maintenance expense to repair the unit, and the lost opportunity to sell energy into the wholesale market. TEP’s retail rates are currently capped therefore none of these replacement power costs can be passed through to retail customers.

Item 7.01 - Regulation FD Disclosure.

UniSource Energy Corporation reaffirms that its 2006 full-year earnings are expected to be within the range of $1.65 and $2.05 per basic share.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UNISOURCE ENERGY CORPORATION (Registrant)

Date: May 25, 2006	By:	/s/ Kevin P. Larson

Senior Vice President and Principal Financial Officer

TUCSON ELECTRIC POWER COMPANY (Registrant)

Date: May 25, 2006	By:	/s/ Kevin P. Larson

Senior Vice President and Principal Financial Officer